                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                        PHILIPP BROTHERS CHEMICALS, INC.

               (Under Section 807 of the Business Corporation Law)


                  WE THE UNDERSIGNED, the President and Secretary of PHILIPP BROTHERS CHEMICALS, INC., hereby certify:

                  FIRST: The name of the corporation is
                         PHILIPP BROTHERS CHEMICALS INC.

                  SECOND: The certificate of incorporation of the corporation was filed by the Department of State on May 11, 1946.

                  THIRD: The amendment and restatement of the certificate of incorporation of the corporation herein provided for was authorized by the written consent of the holders of all of the outstanding shares of the corporation entitled to vote thereon pursuant to Section 615 of the Business Corporation Law.

                  FOURTH: The certificate of incorporation as heretofore amended is hereby amended or changed to effect one or more of the amendments or changes authorized by Section 801 of the Business Corporation Law, namely:

                  A. To amend Article THIRD of the certificate of incorporation by (i) eliminating as separate classes the Special Preferred Shares, First Preferred Shares, Second Preferred Shares and Class D Capital Stock heretofore authorized, no shares of


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which are issued or outstanding, (ii) changing the designation of the Third
Preferred shares heretofore authorized to Series A Preferred shares, and reducing the number of authorized Series A Preferred shares from 60,000 to 5,207 shares, (iii) providing for the creation of a class of 155,750 shares of authorized preferred shares, and vest in the Board of Directors authority to fix the designations, relative rights, preference and limitations of shares of each series, (iv) changing the designation of the Class A Capital Stock heretofore authorized to Class A Common shares and increasing the number of authorized Class A Common shares from 8,100 to 16,200 shares and increasing the per share dividend rate of the Class A Common shares from $.01 to $.055, so that the holder thereof, after exchanging Class C Capital Stock, having a dividend rate of $.10 per share, shall be entitled to receive the same aggregate dividend as payable in respect of the former Class A Capital Stock and Class C Capital Stock, (v) changing the designation of the Class B Capital Stock heretofore authorized to Class B Common shares and increasing the authorized number of Class B Common shares from 8,100 to 14,100 shares, (vi) eliminating as separate classes the Class C Capital Stock and Class E Capital Stock and changing all authorized and issued shares thereof into authorized and issued Class A Common shares and Class B Common shares, respectively, (vii) deleting the statement as to the amount, in dollars, of the capital stock of

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the corporation, and (viii) in connection therewith, changing the headings for the paragraphs of Article THIRD;

                  B. To amend Article THIRD of the certificate of incorporation corporation by decreasing the total number of shares which the corporation is authorized to issue by 8,100 shares, an amount equal to the number of authorized shares of the former Class D Capital Stock, from 194,150 to 186,050 shares;

                  C. To delete Article SEVENTH, relating to the names and addresses of the initial directors of the Corporation;

                  D. To delete Article EIGHTH, relating to the names and addresses of the subscribers of the original certificate of incorporation of the corporation;

                  E. To delete Article NINTH, relating to certain additional information concerning such subscribers;

                  F. To combine Articles TENTH and FOURTH, relating to the designation of the Secretary of State as agent of the corporation and the address to which the Secretary of State shall mail a copy of process, respectively, into a new Article FIFTH;

                  G. To delete Article SIXTH, relating to the size of the Board of Directors of the corporation;

                  H. To add Articles SEVENTH and EIGHTH, relating to the indemnification of directors and officers, and deleting parts of Article EIGHTH inconsistent therewith; and

                  I. To re-number certain Articles.

                  FIFTH: The text of the certificate of incorporation of the corporation as heretofore amended and as amended or changed hereby, is hereby restated to read in full as follows:

                          CERTIFICATE OF INCORPORATION
                                       OF
                        PHILIPP BROTHERS CHEMICALS, INC.

               (Under Section 807 of the Business Corporation Law)

                          -----------------------------


                  FIRST: The name of the corporation is:

                         PHILIPP BROTHERS CHEMICALS, INC.

                  SECOND: The purpose for which the corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law; provided, however, that the corporation shall not engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

                  THIRD: The aggregate number of shares which the corporation shall have authority to issue is One Hundred Eighty- Six Thousand Fifty (186,050), which are divided into One Hundred Fifty-Five Thousand Seven Hundred Fifty (155,750) Preferred shares (hereinafter sometimes called the "Preferred Shares") of a par value of $100 each, of which a series of Five Thousand Two Hundred Seven (5,207) Series A Preferred shares (hereinafter sometimes called the "Series A Preferred Shares") of a par value of $100 each has been established, Sixteen Thousand Two Hundred (16,200) Class A Common shares (hereinafter sometimes called the "Class A Common Shares") of a par value of $.10 each and Fourteen Thousand One Hundred (14,100) Class B Common shares (hereinafter sometimes called the "Class B Common Shares") of a par value of $.10 each (such classes of common shares are also hereinafter sometimes referred to collectively as the "Common Shares").

         A. Preferred Shares.

            The statement of the relative rights, preferences and limitations of the shares of each class is as follows:

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                  a. General. Preferred Shares may be issued from time to time in one or more series, each of such series to have such designations, relative rights, preferences and limitations as are stated and expressed herein and/or in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided. Authority is hereby expressly granted to the Board of Directors, subject to the provisions set forth herein, to establish and designate one or more series of Preferred Shares and to fix the variations in the relative rights, preferences and limitations of each series, including without limitation:

                  1. The number of shares to constitute such series and the distinctive designations thereof;

                  2. The dividend rate or rates to which such shares shall be entitled and the restrictions, limitations and conditions upon the payment of such dividends, whether dividends shall be cumulative, non-cumulative, participating, or non-participating, the date or dates from which dividends (if cumulative) shall accumulate and the dates on which dividends (if declared) shall be payable and the form of payment of dividends;

                  3. Whether or not the shares of such series shall be redeemable and, if so, the terms, limitations and restrictions with respect to such redemption, including without limitation the manner of selecting shares for redemption if less than all shares are to be redeemed, and the amount, if any, in addition to any accrued dividends thereon, which the holders of shares of such series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates and may be different with respect to shares redeemed through the operation of any purchase, retirement or sinking fund and with respect to shares otherwise redeemed;

                  4. The amount in addition to any accrued dividends thereon which the holders of shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, which amount may vary at different dates and may vary depending on whether such liquidation, dissolution or winding up is voluntary or involuntary;

                  5. Whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, the terms, limitations and restrictions with respect thereto, including without limitation whether such purchase, retirement or sinking fund shall be cumulative or non-cumulative, the extent to and the manner in which such fund shall be applied to the purchase, retirement or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

                  6. Whether or not the shares of such series shall have conversion privileges and, if so, prices or rates of conversion and the method, if any, of adjusting the same;

                  7.       The voting powers, if any, of such series; and

                  8. Any other relative rights, preferences and limitations pertaining to such series.

                  b.       Series A Preferred Shares.

                  1. Dividends. Subject to the rights of any other series of Preferred shares that from time to time may come into existence, each issued and outstanding Series A Preferred Share shall entitle the holder of record thereof to receive, out of funds legally available therefor, when and as declared by the Board of Directors of the corporation, dividends in cash and/or property at the rate of six per centum (6%) of the par value thereof, which shall be payable quarterly on such date or dates in each fiscal year as the Board of Directors shall deem advisable, and which shall be declared and set apart or paid before dividends of any kind may be declared upon the issued and outstanding Common Shares. The right as aforesaid to quarterly dividends upon the issued and outstanding Series A Preferred Shares shall be non-cumulative and shall not be deemed to accrue, whether dividends are earned or whether there be funds legally available therefor, unless and until said dividends have been declared by the Board of Directors. Whenever full dividends upon the issued and outstanding Series A Preferred Shares for the then current fiscal year shall have been declared and either paid or a sum sufficient for the payment thereof set aside in full, without interest, the Board of Directors may declare, set aside, or pay additional cash dividends, and/or may make share distributions of the authorized but unissued Common Shares of the corporation and/or its treasury Common Shares, if any, and/or may make distributions of bonds or property of the corporation, including the shares or bonds of other corporations, including the shares or bonds of other corporations. The holders of record of the issued and outstanding Common Shares shall be entitled in respect of said Common Shares exclusively to receive any such additional cash dividends which may be declared and/or any such distributions which made be made, as hereinafter provided. Any reference to "distributions" in this paragraph contained shall not be deemed to include any distributions made in connection with any liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary; nor shall any such reference to "distributions" in relation to issued and outstanding shares be deemed to limit, curtail, or divest the authority of the Board of Directors to make any proper distributions, including distributions of authorized but unissued Common Shares, in relation to its treasury Common Shares, if any.

                  2. Redemption. The corporation may, through its Board of Directors and in conformity with the provisions of the Business Corporation Law, at any time and from time to time, redeem all or any part of the issued and outstanding Series A Preferred Shares by paying the holders of record thereof, out of funds legally available therefor, the par value for each such share to be redeemed plus an amount equivalent to all dividends, if any, which have been declared but not paid, to the date fixed for redemption. In the event of such redemption, a notice fixing the time and place of redemption shall be mailed not less than thirty days prior to the date so fixed to each holder of record of the Series A Preferred Shares to be redeemed at his address as it appears on the record of shareholders. In the event that less than all of the issued and outstanding Series A Preferred Shares are to be redeemed, the shares to be redeemed shall be chosen by lot, pro rata, or by such equitable method as the Board of Directors may determine. On and after the date fixed for such redemption, the holders of the shares so called for redemption shall not be entitled to any dividends and shall not have any rights or interests as holders of said shares except to receive the payment or payments herein designated, without interest thereon, upon presentation and surrender of their certificate therefor.

                  3. Liquidation. Subject to the rights of any other series of Preferred shares that may from time to time come into existence, in the event of any liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, each issued and outstanding Series A Preferred Share shall entitle the holder of record thereof to payment at the rate of the par value thereof, plus an amount equal to all dividends, if any, which have been declared but not paid, without interest, before any payment or distribution of the net assets of the corporation (whether stated capital or surplus) shall be made to or set apart for the holders of record of the issued and outstanding Common Shares in respect of said Common Shares. After setting apart or paying in full the preferential amounts aforesaid to the holders of record of the issued and outstanding Series A Preferred Shares, the remaining net assets (whether stated capital or surplus), if any, shall be distributed exclusively to the holders of record of the issued and outstanding Common Shares, as hereinafter provided. If the net assets of the corporation shall be insufficient to pay in full the preferential amounts among the holders of the Series A Preferred Shares as aforesaid, then each issued and outstanding Series A Preferred Share shall entitle the holder of record thereof to an equal proportion of said net assets, and the holders of the Common Shares shall in no event be entitled to participate in the distribution of said net assets in respect of their Common Shares. Without excluding any other proceeding which does not in fact effect a liquidation, dissolution, or winding up of the corporation, a merger or consolidation of the corporation into or with any other corporation, a merger of any other corporation into the corporation, or a sale, lease, mortgage, pledge, exchange, transfer, or other disposition by the corporation of all or substantially all of its assets shall not be deemed, for the purposes of this paragraph, to be a liquidation, dissolution, or winding up of the corporation.

                  4. Voting. Each issued and outstanding Common Share shall entitle the holder thereof to full voting power, as hereinafter provided. Except as any provision of law may otherwise require, no Series A Preferred Share shall entitle the holder thereof to any voting power, to participate in any meeting of shareholders, or to have notice of any meeting of shareholders.

         B. Common Shares.

            The statement of the relative rights, preferences, and limitations of the shares of each class of Common Shares is as follows:

            1. Dividends. After payment in full of all dividends to which the holders of Preferred Shares shall be entitled as set forth above, each issued and outstanding Class A Common Share shall entitle the holder of record thereof to receive, out of funds legally available therefor, when and as declared by the Board of Directors of the corporation, dividends in cash and/or property at the rate of five and one-half per centum (5 1/2%) of the par value thereof, which shall be payable quarterly on such date or dates in each fiscal year as the Board of Directors shall deem advisable, and which shall be declared and set apart or paid before dividends of any kind may be declared upon the Class B Common Shares of the corporation and before distribution of any kind may be made upon the issues and outstanding Class B Common Shares. The right as aforesaid to quarterly dividends upon the issued and outstanding Class A Common Shares shall be non-cumulative and shall not be deemed to accrue, whether dividends are earned or whether there be funds legally available therefor unless and until said dividends shall have been declared by the Board of Directors.

            2. Liquidation. (a) After payment in full of the preferential amount of the Preferred Shares as set forth above, then, before any payment or distribution of the remaining assets of the corporation (whether stated capital or surplus), if any, shall be made to or set apart for the holders of shares of Class B Common Shares as provided in subparagraph (b) below, the holders of shares of Class A Common Shares shall be entitled to receive out of the remaining assets of the corporation (whether stated capital or surplus), if any, payment of an amount equal to the value thereof, plus an amount equal to all dividends, if any, which have been declared but not paid, without interest, but they shall be entitled to no further payment with respect to such Class A Common Shares. If, upon any liquidation, distribution of assets, dissolution or winding-up of the corporation, the assets of the corporation, or proceeds thereof, distributable among the holders of shares of Class A Common Shares, shall be insufficient to pay in full the respective preferential amounts of such Class A Common Shares, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective liquidation amounts which would be payable on such shares if all amounts payable were paid in full.

                  (b) After paying in full the preferential amount set forth in the preceding paragraph of this paragraph B(2), the remaining assets (whether stated capital or surplus), if any, shall be distributed exclusively to the holders of record of the issued and outstanding Class B Common Shares, each issued and outstanding Class B Common Share entitling the holder of record thereof to receive an equal portion of said remaining net assets.

                  3. Voting. Except as any provision of law or except as any provision herein or elsewhere of the certificate of incorporation may otherwise provide, each Common Share of the corporation without distinction as to class shall have the same rights, privileges, interests, and attributes, and shall be subject to the same limitations, as every other Common Share of the corporation. The Class A Common shares of the corporation shall at all times entitle the holders of record of the issued and outstanding shares thereof, exclusively and as a class, by plurality vote, to elect all but one (1) of the directors of the corporation, to exercise any right of removal of any of said directors, and to fill all vacancies and all newly created directorships in said directors except those vacancies and newly created directorship which may be filled, under a duly adopted by-law, by the existing directors or director elected by those holders of said class of shares. The Class B Common shares of the corporation shall at all times entitle the holders of record of the issued and outstanding shares thereof, exclusively and as a class, by plurality vote, to elect one (1) director of the corporation, to exercise any right of removal of said director, and to fill all vacancies and all newly created directorships in said director except those vacancies and newly created directorships which may be filled, under a duly adopted by-law, by the existing director elected by those holders of said class of shares. In all matters other than in the election and removal of directors, each issued and outstanding Class A Common share

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         shall entitle the holder of record thereof to full voting power, and voting shall not be by class unless otherwise required by law. Except as any provision of law may otherwise require and except as hereinabove provided with respect to the election or removal of one (1) director, no Class B Common Share shall entitle the holder thereof to any voting power, to any right to participate in any meeting of shareholders, or to have any notice of any meeting of shareholders.

                  FOURTH: The county within the State of New York within which the office of the corporation is located is New York County.

                  FIFTH: The Secretary of State of the State of New York is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address within or without the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: c/o Golenbock, Eiseman, Assor & Bell, 437 Madison Avenue, New York, New York 10022.

                  SIXTH: No director shall be disqualified from voting or acting on behalf of the corporation, in contracting with any other corporation in which he is or may be an officer, a director or a stockholder, and no contract or other transaction between this corporation and any other corporation shall be affected by the fact that the directors of this corporation are interested in or are directors or officers of such other corporation and any director individually may be a party to or may be interested in any contract or transaction of this corporation and no contract or transaction of this corporation with any person or persons, firm or association, shall be affected by the fact that any director of this corporation is a party thereto or is connected with such person or persons, firm or association, provided that the interest in any such contract or other transaction of any such director shall be fully disclosed; and, subject to the foregoing provision, each and every person who may become a director or officer of this corporation is hereby relieved from any liability that might otherwise exist through contracting or dealing with this corporation for the benefit of himself or any firm, association or corporation in which he is or may be in any manner interested. Each director and officer shall be indemnified by the corporation against expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the corporation to the fullest extent permitted by New York law, and the foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled as a matter of law.

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                  SEVENTH: No provision of this certificate of incorporation is intended by the corporation to be construed as limiting, prohibiting, denying, or abrogating any of the general or specific powers or rights conferred under the Business Corporation Law upon the corporation with respect to the power of the corporation to furnish indemnification and to advance expenses to directors and officers in the capacities defined and prescribed by the Business Corporation Law and the defined and prescribed rights of said persons to indemnification and advancement of expenses as the same are conferred by the Business Corporation Law. The indemnification and advancement of expenses granted pursuant to, or provided by, the Business Corporation Law shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, whether contained in this certificate of incorporation or the by-laws or (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, except as expressly prohibited by the Business Corporation Law.

                  EIGHTH: To the fullest extent permitted by the Business Corporation Law of the State of New York, as the same exists or may hereafter be amended, the personal liability of directors of the corporation to the corporation or its shareholders for damages for any breach of duty in such capacity is hereby eliminated. Neither the amendment nor repeal of this Article EIGHTH, nor the adoption of any provision of this Certificate of Incorporation or of the By-Laws of the corporation or of any statute inconsistent with this Article EIGHTH shall eliminate or limit the effect of this Article EIGHTH in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of such an inconsistent provision.

                  IN WITNESS WHEREOF, I have executed and subscribed this certificate and do hereby affirm the foregoing as true under the penalties of perjury, this 8th day of May, 1946.


                                                    /s/ Rose Goldsweig
                                                    --------------------------
                                                    Rose Goldsweig
                                                    70 Pine Street
                                                    New York, New York


                                                    /s/ Ruth I. Votava
                                                    --------------------------
                                                    Ruth I. Votava
                                                    70 Pine Street
                                                    New York, New York

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                                              /s/ Robert S. Adams
                                              --------------------------------
                                              Robert S. Adams
                                              70 Pine Street
                                              New York, New York


                  IN WITNESS WHEREOF, we, the President and Secretary of the corporation, have subscribed this document on the ____ day of September, 1998, and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

                                              /s/ Jack C. Bendheim
                                              -------------------------------
                                              Jack C. Bendheim, President



                                              /s/ Joseph Katzenstein
                                              --------------------------------
                                              Joseph M. Katzenstein, Secretary